Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-231941 and No. 333-237463 on Form S-8 of 1895 Bancorp of Wisconsin, Inc. of our report dated March 5, 2021, relating to the consolidated financial statements of 1895 Bancorp of Wisconsin, Inc., which appears in this Annual Report on Form 10-K of 1895 Bancorp of Wisconsin, Inc., for the years ended December 31, 2020 and 2019.

Wipfli LLP

Milwaukee, Wisconsin

March 31, 2021